UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 18, 2008

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West
Everett, Washington 98203-1264
www.intermec.com
(Address of principal executive offices and internet site) (Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008-2010 Performance Period Under the Long Term Performance Share Unit Program

On March 18, 2008, the Compensation Committee of our Board of Directors established the 2008-2010 performance measures for the Long Term Performance Share Unit program (“PSU Program”), which is a program under our 2004 Omnibus Incentive Compensation Plan.

The structure and terms of the PSU Program were not amended:  The Committee establishes target awards of Performance Share Units (“PSUs”) at the beginning of each three-year performance period. Participants, who include our Named Executive Officers (“NEOs”), are assigned individual target opportunities for PSU Program payouts and receive payouts in the form of common stock at the end of the performance period, in an amount dependent on the degree to which the assigned targets were achieved.  Participants can earn from 0 percent to 200 percent of their target PSU award depending on whether the Company's performance is below target or above target, respectively.

The performance goals and weight factors applicable to the NEOs under the 2008-2010 PSU Program performance period differ from prior years’ and are as follows:
•           Achievement of Revenue, 30% weighting
•           Achievement of Diluted Earnings per Share from continuing operations, 70% weighting.
The achievement of each goal shall be separately determined as a percentage of target as of the end of each fiscal year in the performance period. The total payout for the performance period will be based on the three-year average of results under the applicable goal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                               Intermec, Inc.
                                                               (Registrant)

Date:  March 21, 2008
                                                               By: /s/ Janis L. Harwell
                                                               Janis L. Harwell
                                                               Senior Vice President, General Counsel and Corporate Secretary